As filed with the Securities and Exchange Commission via Edgar as of August 15, 2006
     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
NAM TAI ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)
2006 Stock Option Plan
(Full Title of Plan)
116 Main Street
3rd Floor
Road Town, Tortola
British Virgin Islands
(Address of Principal Executive Offices)
Corporation Service Company
2711 Centerville Road, Suite 400,
Wilmington Delaware 19808
800-927-9800
(Name, address, and telephone number, including area code, of agent for service)
Copy to:
Mark A. Klein, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Boulevard, 7th Floor
Los Angeles, CA 90067
(310) 552-5000
Fax: (310) 552-5001
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price	aggregate offering	registration
Title of securities to be registered	registered	per share (1)	price (1)	fee (2)
Common shares $0.01 par value	2,000,000 shares	$15.19	$30,110,000	$3,222

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices reported on the New York Stock Exchange on August 14, 2006.

(2)	In accordance with Rule 457(p), registrant offsets the amount of the registration fee payable in connection with the filing of this registration statement against $3,222 of the $7,271 paid previously by the registrant in connection with its Registration Statement on Form F-3, Registration No. 333-103547, initially filed on February 28, 2003.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing information specified in Part I of Form S-8 are being separately provided to registrant’s employees, officers, directors, consultants and advisors as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.
     (a) Registrant’s Annual Report on Form 20-F for the year ended December 31, 2005.
     (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by registrant’s document referred to in (a) above.
     (c) Registrant’s Form 8-A filed with the SEC on January 13, 2003.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Pursuant to its Articles of Association and subject to British Virgin Islands law, registrant may indemnify a director or officer out of the assets of registrant against all losses or liabilities which the director or officer may have incurred in or about the execution of the duties of his office or otherwise in relation thereto. No director or officer is liable for any loss, damage or misfortune which may have been incurred by registrant in the execution of the duties of his office, or in relation thereto provided the director or officer acted honestly and in good faith with a view to the best interest of registrant and except for his own willful misconduct or negligence.
Item 7. Exemption From Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit
No.	Description
4.1	2006 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 12, 2006).
4.2	Form of Stock Option Certificate to Purchase Common Shares.
5.1	Opinion of McW. Todman & Co.
23.1	Consent of McW. Todman & Co. (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24	Power of Attorney (included on signature page).
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 15th day of August 2006.

NAM TAI ELECTRONICS, INC.
By:	/s/ Patinda Lei
Patinda Lei, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patinda Lei, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Ming Kown Koo Ming Kown Koo	Chairman of the Board of Directors and Member of the Board of Directors	August 15, 2006

/s/ Patinda Lei Patinda Lei	Chief (Principal) Executive Officer and Chief (Principal) Financial (and Principal Accounting) Officer	August 15, 2006

/s/ Charles Chu Charles Chu	Member of the Board of Directors	August 15, 2006

/s/ Peter R. Kellogg Peter R. Kellogg	Member of the Board of Directors	August 15, 2006

/s/ Stephen Seung Stephen Seung	Member of the Board of Directors and United States Representative	August 15, 2006

/s/ Wing Yan (William) Lo Wing Yan (William) Lo	Member of the Board of Directors	August 15, 2006

/s/ Mark Waslen Mark Waslen	Member of the Board of Directors	August 15, 2006